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                                                                    EXHIBIT 23.2

              CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT AUDITORS

  As independent public accountants, we hereby consent to the use of our reports on the financial statements of Smith & Noble LLC (and to all references to our Firm) included in or made a part of this prospectus.

                                          /s/ Arthur Andersen LLP

Orange County, California

October 27, 1998